Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-211362, 333-216081, 333-223064, 333-229685, 333-234024, 333-236471, 333-238318, 333-254777 and 333-262731) on Form S-8 and (Nos. 333-222387, 333-223063 and 333-254778) on Form S-3 of our report dated December 29, 2022, with respect to the consolidated financial statements of Outlook Therapeutics, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

December 29, 2022